EXHIBIT 24.1
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Human Genome Sciences, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint H. Thomas Watkins, James H. Davis, Ph.D., and Timothy C. Barabe, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any or all of them, to sign for the undersigned and in their respective names as officers and directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.01 per share, of the Corporation pursuant to options issued or to be issued under the Corporation’s Employee Stock Purchase Plan and the settlement of awards granted or to be granted under the Corporation’s Non-Employee Director Equity Compensation Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Argeris (“Jerry”) N. Karabelas, Ph.D. Argeris (“Jerry”) N. Karabelas, Ph.D.	Chairman of the Board of Directors	May 8, 2007

/s/ H. Thomas Watkins H. Thomas Watkins	President, Chief Executive Officer, and Director	May 8, 2007

/s/ James H. Davis, Ph.D., J.D. James H. Davis, Ph.D., J.D.	Executive Vice President and General Counsel	May 8, 2007

/s/ Timothy C. Barabe Timothy C. Barabe	Senior Vice President and Chief Financial Officer	May 8, 2007

/s/ Richard J. Danzig Richard J. Danzig	Director	May 8, 2007

/s/ Jürgen Drews, M.D. Jürgen Drews, M.D.	Director	May 8, 2007

/s/ Tuan Ha-Ngoc Tuan Ha-Ngoc	Director	May 8, 2007

/s/ Augustine Lawlor Augustine Lawlor	Director	May 8, 2007

/s/ Max Link, Ph.D. Max Link, Ph.D.	Director	May 8, 2007

/s/ Kevin P. Starr Kevin P. Starr	Director	May 8, 2007

/s/ Robert C. Young, M.D. Robert C. Young, M.D.	Director	May 8, 2007